BACKUP AND SUCCESSOR SERVICING AGREEMENT

DATE:

Julyl 1, 2012

AMONG:

Portfolio Financial Servicing Company

2121 S.W. Broadway, Suite 200

Portland, OR  97201

Attention: President

AND:

Semble, Inc.

330 112th Avenue NE, Suite 301

Bellevue, WA 98004

Whereas, Semble, Inc. (“Client”) originates, purchases or otherwise initiates investments in commercial and consumer installment loans (the “Client Portfolio”);

Whereas, Portfolio Financial Servicing Company (“PFSC”) is engaged in the business of primary and backup servicing of commercial and consumer leases, loans, structured settlements and other financial transactions;

Whereas, Client wishes to engage PFSC on an exclusive basis to perform backup servicing duties and, if appointed, successor servicing duties for the Client Portfolio;

Whereas, PFSC accepts the engagement of Client to perform the backup servicing duties and, if appointed, the successor servicing duties under the terms and conditions in this Backup and Successor Servicing Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the parties’ mutual promises and for other consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Portfolio Servicing.  PFSC shall provide to Client backup services (the "Services") on the Client Portfolio.  A complete description of the Services performed by PFSC is described in Schedule 1 attached hereto.  PFSC will diligently perform the Services in good faith and in accordance with industry standards customary for servicing financial transactions of the type which comprise the Client Portfolio.

2.  Compensation.

2.1  Backup Servicing Fees and Costs.  Client shall pay to PFSC all of PFSC’s backup servicing fees in the amounts listed in Schedule 1.  PFSC shall have no obligation to pay or advance on behalf of Client any third-party costs and expenses incurred or necessary to provide the Services, but Client may request that PFSC advance such third-party costs and expenses on behalf of Client.  If, in the exercise of PFSC’s sole discretion, PFSC elects to pay such third-party costs and expenses on behalf of Client, Client shall reimburse PFSC for all such third-party costs and expenses incurred or otherwise advanced by PFSC.

2.2  Invoices.  PFSC’s  backup servicing fees, successor servicing fees and any third-party costs and expenses incurred by PFSC due under this Agreement shall be due from Client within fifteen (15) calendar days of invoice receipt (whether paper or electronic), and in readily collectible U.S. Dollars.  Upon request by Client, PFSC will provide to Client copies of documents showing that third-party costs and expenses invoiced have been incurred by PFSC.

3.  Effective Date.  PFSC shall promptly commence providing the Services on the date noted above (the “Effective Date”).

4.  Term of Agreement.

4.1  Initial Term and Renewals.  This Agreement shall commence on the Effective Date and continue for a period of three (3) years after the Effective Date (the “Initial Term”).  This Agreement shall automatically renew for consecutive one (1) year periods (the “Renewal Term”) unless either party to this Agreement provides written notice to the other party of its intent not to renew this Agreement at least ninety (90) calendar days prior to expiration of the Initial Term or any Renewal Term, provided, however, that notwithstanding anything to the contrary set forth herein, upon PFSC’s appointment as successor servicer (as further discussed in Section 13 of this Agreement), PFSC shall not provide notice of its intent not to renew this Agreement.

4.2  Early Termination.

4.2.1  Early Termination by Client for Cause.  Client may terminate this Agreement for cause by giving at least thirty (30) calendar days’ written notice to PFSC upon the occurrence of any of the following:

(a)

PFSC fails to substantially provide the Services, which failure of performance is not cured within ten (10) business days of written notice from Client;

(b)

Any gross negligence or willful misconduct of PFSC or any negligence of PFSC resulting in a material loss to Client;

(c)

PFSC shall become insolvent, shall admit in writing its inability to pay its debt generally, or a voluntary or involuntary petition under the Federal bankruptcy laws shall be filed (and, in the case of an involuntary filing, the petition is not dismissed prior to entry of an order for relief) by or against PFSC  (each of the foregoing events being referred to herein as an “Insolvency Event”);

(d)

PFSC defaults under this Agreement and fails to cure such default within ten (10) business days of receipt of written notice from Client.

4.2.2  Early Termination by PFSC for Cause.  PFSC may terminate this Agreement for cause by giving at least thirty (30) calendar days’ written notice to Client upon the occurrence of any of the following :

(a)

Client fails to pay to PFSC any payment when due hereunder and such delinquency is not cured within ten (10) business days after written notice to Client;

(b)

Any gross negligence or willful misconduct of Client or any negligence of Client resulting in a material loss to PFSC;

(c)

Client shall be subject to an Insolvency Event;

(d)

Client defaults under this Agreement and fails to cure such default within ten (10) business days of receipt of written notice from PFSC; or

(e)

PFSC reasonably determines that the performance of its duties hereunder is no longer permissible or practicable under any laws, rules, or regulations applicable to it or if termination of the Services is required by governmental or regulatory authorities.

4.2.3  Early Termination by Client for Convenience.  Client may terminate this Agreement for convenience by:

(a)

Providing PFSC with ninety (90) calendar days’ prior written notice (the “Early Termination Notice”) of its intention to terminate the Agreement prior to its stated Initial Term or any Renewal Term; and

(b)

Client shall pay to PFSC a fee equal to the sum of all fees for the Services provided by PFSC during the six (6) month period immediately preceding PFSC’s receipt of the Early Termination Notice if PFSC is performing the Services of backup servicer identified on Schedule 1 of this Agreement; or, the sum of all fees for the Services provided by PFSC during the three (3) month period immediately preceding PFSC’s receipt of the Early Termination Notice if PFSC is performing the Successor Services (defined below) as successor servicer identified on Schedule 2 of this Agreement (the “Early Termination Fee”).  The Early Termination Fee is due and payable at such time as the Early Termination Notice is delivered to PFSC, and the notice period shall not commence until such Early Termination Fee has been received by PFSC in readily collectible U.S. Dollars;

4.2.4  Early Termination by PFSC for Convenience.  PFSC will not terminate this Agreement for convenience.

5.  Termination and Expiration.

5.1  Return of Client Portfolio Files.  Upon termination of this Agreement for any reason, including the expiration of the Initial Term or of any Renewal Term, and upon Client’s payment to PFSC of any and all amounts due under this Agreement, PFSC shall either, at the direction of Client (a) release to Client the files, books, and records (including computer records) relating to the Client Portfolio in either electronic or hard copy form or (b) destroy all copies of such files, books, and records and other documents prepared by PFSC or its representatives or for its internal use relating to or derived from any portion of the Client Portfolio, provided that documentation subject to audit, required to be retained for ongoing official proceedings or required to be retained by federal or state statutes, laws or regulations may be retained until released from such audits, official proceedings or prescribed retention periods.

5.2  Payment upon Termination.  Client shall pay PFSC for its reasonable costs, including all out-of-pocket costs and expenses incurred by PFSC in connection with the transfer of Client’s files (electronic and hard copy), books, and records for the Client Portfolio, including those costs and expenses incurred after termination and expiration.  Without limiting the generality of the foregoing, Client shall pay PFSC's hourly rate of $150.00 per hour for any programming or IT support and $105.00 per hour for all other administrative support services requested by Client in connection with Client's request for the return of documents or files and transition assistance in connection with the transfer of the Client Portfolio.  Within thirty (30) calendar days after the termination date, PFSC shall provide Client with a final accounting of fees and expenses and shall  invoice Client for any remaining charges.

6.  Representations and Warranties of PFSC.  PFSC represents and warrants to Client the following:

(a)

Business Entity; Authority.  PFSC is, and shall at all times during the term of this Agreement be, a Corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; authorized to conduct business in the State of Oregon; and in possession of all necessary licenses and approvals in all jurisdictions where failure to be so qualified and in good standing would have a material adverse effect on PFSC’s business and operations or its ability to provide the Services contemplated by this Agreement.

(b)

Authorization; Binding Agreement.  The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action by PFSC.  This Agreement has been duly and validly executed and delivered on behalf of PFSC and is binding upon and enforceable against PFSC in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors, and except as enforceability may be limited by rules of law governing specific performance, injunctive relief, or other applicable remedies.

(c)

No Adverse Consequences.  Neither the execution and delivery of this Agreement by PFSC nor the consummation of the transactions contemplated hereby will (i) violate any applicable law, judgment, order, decree, regulation, or ruling of any governmental authority or violate any provision of the Articles of Incorporation or Bylaws of PFSC, (ii) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, result in the breach of the terms, conditions, or provisions of or constitute a default or result in the imposition of any lien upon PFSC’s properties under any agreement, instrument, license, or permit to which PFSC is a party or by which it is bound or (iii) require any consent, approval, authorization or order of or declaration or filing with any governmental authority.  There are no proceedings or investigations pending, or to the knowledge of PFSC, threatened against PFSC that might materially and adversely effect the execution and delivery of this Agreement by PFSC or the consummation of the transactions contemplated hereby.

(d)

Compliance with Laws.  PFSC has operated, and shall at all times during the term of this Agreement operate, its business in accordance with all applicable laws and regulations and PFSC is not and will not during the term of this Agreement be in violation of any such laws or regulations other than such violations which singly or in the aggregate do not and, with the passage of time will not, have a material adverse affect on its business or assets or its ability to perform its obligations under this Agreement.  All services shall be performed and provided in compliance with all applicable federal, state, and local laws, regulations, and rules.

(e)

FCPA.  PFSC is aware of and familiar with the provisions of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) and will act in compliance with and take no action and make no payment in violation of or which might cause PFSC or Client, and each of their respective directors, officers, employees, or agents to be in violation of the FCPA.

(f)

No Ownership Interest by PFSC.   PFSC does not have any ownership or other interest in the underlying assets, payment streams, equipment, legal documents, or other tangible or intangible assets of the Client Portfolio.

7.  Representations and Warranties of Client.  Client represents and warrants the following:

(a)

Business Entity; Authority.  Client is, and shall at all times during the term of this Agreement be, a duly organized, validly existing corporation and in good standing under the laws of the state of its organization and in possession of all necessary licenses and approvals in all jurisdictions where failure to be so qualified and in good standing would have a material adverse effect on Client’s business and operations or on PFSC’s ability to provide the Services contemplated by this Agreement.

(b)

Authorization; Binding Agreement.  The execution, delivery, and performance of this Agreement have been duly authorized by all necessary limited liability company action by Client and its managers and members.  This Agreement has been duly and validly executed and delivered on behalf of Client and is binding upon and enforceable against Client in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the rights of creditors, and except as enforceability may be limited by rules of law governing specific performance, injunctive relief, or other applicable remedies.

(c)

No Adverse Consequences.  Neither the execution and delivery of this Agreement by Client nor the consummation of the transactions contemplated hereby will (i) violate any applicable law, judgment, order, decree, regulation, or ruling of any governmental authority or violate any provision of the formation documents of Client, (ii) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in the breach of the terms, conditions, or provisions of or constitute a default or result in the imposition of any lien upon Client’s property under any agreement, instrument, license, or permit to which Client is a party or by which it is bound or (iii) require any consent, approval, authorization or order of or declaration or filing with any governmental authority.  There are no proceedings or investigations pending, or to the knowledge of Client, threatened against Client that might materially and adversely effect the execution and delivery of this Agreement by Client or the consummation of the transactions contemplated hereby.

(d)

Compliance with Laws.  Client has, and shall at all times during the term of this Agreement, operated its business in accordance with all applicable laws and regulations and Client is not, and will not during the term of this Agreement be, in violation of any such laws or regulations other than such violations which singly or in the aggregate do not, and with the passage of time will not, have a material adverse affect on its business or assets or its ability to perform its obligations under this Agreement.

(e)

FCPA.  Client is aware of and familiar with the provisions of the FCPA, and will act in compliance with and take no action and make no payment in violation of or which might cause Client or PFSC, and each of their respective directors, officers, employees, or agents to be in violation of the FCPA.

8.  Independent Contractor.  PFSC is an independent contractor and shall perform the Services hereunder as such, and not as the agent, employee, or servant of Client. PFSC and Client shall remain fully responsible for their respective employee’s actions, salaries, benefits, taxes, worker’s compensation, unemployment insurance, any other employee costs or benefits and any other expenses not provided for under this Agreement.  Nothing in this Agreement shall create a partnership or joint venture between PFSC and Client.  Client does not have and shall not acquire any ownership interest or any other rights whatsoever in any of PFSC’s assets, including without limitation PFSC’s computer systems (hardware and software), electronic and written reports or other data, web sites or URLs, telecommunications systems, toll-free phone numbers, policies, procedures, process and flow charts, business practices, trade names, trademarks, depository accounts, post office boxes, or any other tangible or intangible asset of PFSC.  Any computer programming, reporting customization, or other business practices, improvements, or work adopted for the benefit of Client shall at all times remain the exclusive property of PFSC, regardless of whether Client compensated PFSC for such practices, improvements, or work.

9.  Insurance.  PFSC at its sole expense agrees to maintain the following insurance coverage during the term of this Agreement:

(a)

All insurance coverage required by federal, state, or local law and statute, including Worker’s Compensation Insurance; and

(b)

Employer’s general liability insurance of $2,000,000 per claim and in the aggregate; and

(c)

Errors & Omissions insurance of $2,000,000 per claim and in the aggregate.

10.  Employee Non-Solicitation.  During the term of this Agreement (whether Initial Term or Renewal Term) and for a period of eighteen (18) months after termination or expiration of this Agreement, Client and PFSC shall not directly, or indirectly through the use of third parties, solicit the other’s employees for purposes of employment, provided that nothing herein shall prevent employment or solicitation of an employee by another party where such employee responds to a general advertisement or position posting in any media accessible to the general public.

11.  Access to Information.  Upon giving at least two (2) business days’ written notice, PFSC shall give Client and its counsel, accountants, and other representatives reasonable access (including, without limitation, on-site access), during normal business hours, to all of PFSC's files, books, and records (including computer records) relating to the Client Portfolio or the Services and shall allow Client and its representatives to discuss matters relating to the Client Portfolio or the Services with PFSC’s officers and employees.

12.  Confidentiality.  Each party agrees that it shall not disclose to any third party any information concerning the customers, trade secrets, methods, processes, or procedures, or any other confidential, financial, or business information of the other party which it learns during the course of its performance of this Agreement, without the prior written consent of such other party, except PFSC and Client may disclose each other's confidential and proprietary information without obtaining prior written consent in the following circumstances only:  (a) to employees of the disclosing party, who require such information in order to assist the disclosing party in performing this Agreement; (b) as required in order to comply with any subpoena, audit request, court order, or applicable law, provided that the disclosing party gives the other party prior written notice of such disclosure, if possible; and (c) if such services have been requested by Client hereunder, any disclosures in connection with any sales, use, or property tax filings, filings under the Uniform Commercial Code, maintenance of insurance requirements with third party insurance agents, and disclosure to third party repossession firms or legal counsel.  Notwithstanding anything to the contrary in this Agreement, PFSC and Client shall have no obligation to keep secret any confidential or proprietary information which is in or becomes part of the public domain not due to the fault of any such party.  The party's obligations under this Section shall survive the expiration, cancellation, or other termination of this Agreement.

13.  Appointment as Successor Servicer.  (a) In the event Client appoints PFSC as the successor servicer for the Client Portfolio, Client shall provide written notice of such appointment to PFSC (the “Transfer Notice”).  PFSC shall have ninety (90) calendar days from receipt of the Transfer Notice to begin performing those successor servicing duties described in Schedule 2 attached hereto (the “Successor Services”).   PFSC will diligently perform the Succesor Services in good faith and in accordance with industry standards customary for servicing financial transactions of the type which comprise the Client Portfolio.  Client shall pay to PFSC all of PFSC’s successor servicer fees listed in Schedule 2.  Client shall make such payments to and reimburse PFSC for such reasonable third party costs as expenses in accordance with Section 2.1 and Section 2.2 of this Agreement.

(b)  It is hereby acknowledged and agreed that, notwithstanding the delivery of a Transfer Notice, PFSC shall not be obliged to complete the transfer of servicing and assume the role of successor servicer for so long as Client or any other person fails to provide access to its facilities or items and information necessary to begin servicing the receivables in the Client Portfolio or PFSC’s ability to take on such servicing role is otherwise frustrated in a continuing and material manner.

(c)  Notwithstanding anything contained herein or in any documents or agreements to the contrary, the delivery of a Transfer Notice in connection with the appointment of PFSC as successor servicer is subject to the understanding that (i) PFSC shall have no obligation of Client in any other capacity (including without limitation in its individual capacity) and (ii) PFSC’s  obligations as successor servicer shall be solely as set forth in Schedule 2 and PFSC as successor servicer shall have no duties or obligations under any other documents or agreements.  Additionally, Client agrees to use commercially reasonable efforts to reasonably cooperate with PFSC in connection with PFSC’s performance of its obligations hereunder, including without limitation, during any transition, if applicable, from backup servicer to successor servicer.

(d)  In the event that a Transfer Notice is delivered, it is hereby agreed that unless and until the transfer of servicing to PFSC is completed, Client shall continue to perform all servicing functions to the extent not being performed by PFSC.

14.  Indemnity.

14.1  Indemnity by Client.  Client shall defend, indemnify, and hold PFSC, and its shareholders, directors, affiliates, assignees, agents, and employees, harmless from and against any and all claims, counterclaims, liabilities, losses, damages, court costs, attorneys’ fees, and other expenses arising from or connected in any way with any third-party claim (the “Claims”) concerning in any way PFSC’s Services, or the Client Portfolio, but excepting Claims arising from PFSC’s gross negligence, bad faith, or willful misconduct.

14.2  Indemnity by PFSC.  PFSC shall defend, indemnify, and hold Client and its shareholders, directors, affiliates, assignees, agents, and employees harmless from and against any and all Claims arising from PFSC’s gross negligence, bad faith, or willful misconduct

14.3.  Limitation and Survival.  Each party acknowledges and agrees that any Claims with respect to which reimbursement is sought pursuant to this Section must be commenced within the later of (x) two (2) years after the Effective Date and (y) one year following termination of this Agreement.  Each party further acknowledges and agrees to use commercially reasonable efforts at all times to minimize the losses for which the other party may be liable under this Agreement.  Notwithstanding anything in the foregoing to the contrary, each  party to this Agreement shall not be responsible for reimbursement of any consequential, special or indirect damages, lost profits, lost investment or business opportunity, interest, damages to reputation, punitive damages, exemplary damages, treble damages, nominal damages or operating losses. The indemnity obligations of the parties shall survive the termination of this Agreement as provided for herein.

15.  LIMITATION OF PFSC LIABILITY AND LIMITATION OF CLIENT’S REMEDIES.  PFSC undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and shall not have any duties or responsibilities to any party under any agreement except those expressly set forth in this Agreement.   PFSC shall have no obligation to supervise, verify, monitor or administer the performance of the Client and shall have no liability for any action taken or omitted by the Client

Neither PFSC nor any of its directors, officers, members, partners, employees, auditors, accountants, or agents shall be liable for any action taken, suffered, or omitted by it in good faith and believed to be authorized or within the discretion, rights, or powers conferred upon it by this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such person against liability which would otherwise be imposed on such person by reason of such person’s gross negligence or willful misconduct.  No liability shall accrue to PFSC when:

(a)

PFSC takes any action, refrains from the taking of any action, or offers any advice or suggested course of action for Client in accordance with customary industry standards for backup or successor servicing of leases or loans of the type which comprise the Client Portfolio pursuant to this Agreement;

(b) Client fails to provide necessary, timely, or accurate information in order for PFSC to fulfill the Services or Successor Services described in this Agreement; or

(c) PFSC relies, in good faith, on any document of any kind which, prima facie, is properly provided by an appropriate person respecting any matters arising hereunder;

16.  Force Majeure.  No party to this Agreement shall be liable for any failure to perform its obligations where such failure is as a result of acts of nature (including fire, flood, earthquake, storm, hurricane, or other natural disaster), war, invasion, act of foreign enemies, hostilities (whether war is declared or not), civil war, rebellion, revolution, insurrection, military or usurped power of confiscation, terrorist activities, nationalization, government sanction, pandemic, blockage, embargo, labor dispute, strike, lockout, or interruption or breakdown of public or private or common carrier communications or transmission facilities.

17.  Time of the Essence.  Time is of the essence for all of Client’s payment obligations under this Agreement and for all of PFSC’s performance obligations under this Agreement.

18.  Amendment.  No modification, amendment, or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by authorized officers of the parties hereto.  Such modification, amendment, waiver, or consent shall be effective only in the specific instance and for the purpose for which given.

19.  No Assignment.  Each of Client and PFSC may not assign this Agreement or its rights hereunder, or delegate its obligations hereunder, without the prior written consent of the other party.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

20.   No Third Party Beneficiary.   PFSC and Client are the only parties to this Agreement and are the only parties entitled to enforce its terms.  Nothing in this Agreement gives, is intended to give, or will be construed to give or provide any benefit or right, whether directly or indirectly, or otherwise to third persons unless such third persons are individually identified by name herein and expressly described as an intended beneficiary of the terms of this Agreement.

21.  Waiver.  No delay or omission on the part of any party in exercising any right hereunder shall operate as a waiver of any such right or any other right.  All waivers must be in writing.

22.  Severability.  If any provisions of this Agreement are found to be unenforceable as to any person or circumstance, such finding shall not render such a provision invalid or unenforceable as to any other person or circumstance and shall not invalidate any other provision or provisions of this Agreement.  If feasible, the term or provision which is found to be invalid or unenforceable shall be deemed to be modified to be within the limits of validity or enforceability.

23.  Choice of Law; Waiver of a Jury Trial; Arbitration; Attorney Fees.

23.1  Choice of Law.  This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Oregon.

23.2  Arbitration.  Any conflict, claim, or dispute between the parties arising under or related in any way to this Agreement, or any breach of this Agreement, or any claim that any of this Agreement is invalid, illegal, voidable, or void, or any other claim relating to either party’s performance or non-performance of this Agreement, shall be subject to mandatory, binding arbitration under the authority of the American Arbitration Association.  The arbitration shall be conducted before a panel of three arbitrators using the Commercial Arbitration Rules.  The location of the arbitration shall be in Portland,

Oregon.  The arbitration shall be governed by the laws of the State of Oregon.  The arbitrators’ award shall be final and binding and judgment may be entered in any court with jurisdiction.  At the request of either party prior to the arbitration award, the arbitrators shall make written findings of fact and conclusions of law as part of their award.  Each party shall pay half of all applicable fees and costs billed by the American Arbitration Association prior to arbitration, including without limitation the arbitrators' fees and expenses.

23.3 Confidentiality of Arbitration.  Except as may be required by law, neither party, or its directors or shareholders, or an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.  Notwithstanding the foregoing, either party may disclose the existence, content and results of any arbitration hereunder to its directors and shareholders and, in the case of Client, any lenders to it or any of its wholly-owned affiliates.

23.4  Attorney Fees.  The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees.  “Costs and fees” means all reasonable pre-award expenses of the arbitration, including the arbitrator’s fees, administrative fees, travel expense, out-of-pocket expenses such as copying and telephone, court costs, deposition costs, witness fees, and attorneys’ fees.

24.  Notices.  All notices, requests, demands, or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, postage prepaid, as registered or certified mail, to the parties at their addresses set forth in this Agreement or to such other addresses as the parties may designate by written notice to the other party in accordance with this section.  If such notice, demand, or other communication is served personally, it shall be conclusively deemed made at the time of such personal service.  If such notice, demand, or other communication is given by mail, it shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand, or other communication is to be given.

25.  Further Assurances.  Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of its duties and obligations hereunder and to carry out the intent of the parties hereto.

26.  Entire Agreement.  This Agreement contains the entire understanding of, and supersedes all prior or contemporaneous agreements not specifically referred to herein among, the parties with respect to the subject matter hereof.

27.  Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding the fact that all parties did not sign the same counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail attachment in portable document format (aka “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement, and the Agreement shall be treated in all manner and respects as having an original signature (or counterpart thereof) and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  No party hereto shall raise the use of a facsimile machine, electronic signature or electronic transmission in portable document format or the fact that any signature was transmitted or communicated through the use of facsimile machine or electronic transmission in portable document format as a defense to this Agreement and each such party forever waives any such defense.  Each person signing below represents and warrants that he or she has the necessary authority to bind the entity set forth below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Client:

SEMBLE, INC.

By:______________________________________

Print Name:_______________________________

Title:_____________________________________

PFSC:

PORTFOLIO FINANCIAL SERVICING COMPANY

By:______________________________________

Print Name:_______________________________

Title:_____________________________________

SCHEDULE 1 TO BACKUP AND SUCCESSORSERVICING AGREEMENT

Backup Servicing Fee Structure

Portfolio Set-Up and Conversion Fee (one-time fee)	$8,500.00

Backup Servicing Fee
Monthly Backup Servicing Fee	$2,000.00

Pass-Through Expenses
Third Party Expenses Incurred to Perform the Services	Actual Cost

Backup Services

Set-Up and Data Mapping

Obtain comprehensive Loan Portfolio Production File from Client in mutually agreed upon format.

Loan Portfolio Production File to contain all relevant data elements needed for backup and successor servicing.

Client to provide PFSC with data dictionary or similar documentation identifying each data element within Client's Loan Portfolio Production File

PFSC to complete data mapping and develop ETL (automated boarding routines) necessary for PFSC to electronically load Client's Loan Portfolio Production File onto PFSC's Data Warehouse system

PFSC to develop ETL necessary for PFSC to electronically load Client's Loan Portfolio Production File onto PFSC's loan servicing system

Monthly Backup Servicing

Client to provide PFSC with month-end Loan Portfolio Production File within ten (10) calendar days of each month end, using secure delivery method mutually acceptable to PFSC and Client

Client to provide PFSC with month-end servicer report, loan portfolio report or similar reports within ten (10) calendar days of each month end, which would allow PFSC to perform a monthly reconciliation of mutually agreed upon portfolio data elements.

PFSC Backup Servicing Analysts will, within four (4) business days of receipt of the month-end Loan Portfolio Production File and month-end servicer/loan reports, reconcile mutually agreed upon portfolio data elements between loan information in PFSC's Data Warehouse and the servicer/loan reports

PFSC to issue a Backup Servicer certification to Client with the completed reconciliation

PFSC to archive the most recent three (3) months Loan Portfolio Production Files on PFSC's network which is subject to network security protocol and nightly backup

SCHEDULE 2 TO BACKUP AND SUCCESSOR SERVICING AGREEMENT

Successor Servicing Fee Structure

Portfolio Set-Up and Conversion Fee (one-time fee)	$7,500.00 + $50.00 per Schedule

Monthly Servicing Fee for Active Schedules (per month)
Monthly Servicing Fee (per schedule)	$25.00
Monthly Minimum Servicing Fee	$5,000.00

Revenue Sharing
% of Collected Late Charges Earned by PFSC	35%
% of NSF, Re-Write, Amendment Fees Earned by PFSC	35%

Other Fees
Participant Processing Fee (per participant)	$1.00
Contract Modification/Re-Booking Fee (per event)	$50.00
Pay-By-Phone Fee (per event)	$5.00
Document Imaging and Indexing Fee (per page)	$0.15

Non-Performing Account Fees
Non-Performing (bankruptcy/litigation) Account Fee (per month) Repossession Coordination Fee (per location) Insurance Claims Processing Fee (per claim)	$105.00 $175.00 $150.00

Third Party Reimbursable Items
Authorized Legal, Repossession and Storage Charges	Actual Cost
Postage and Overnight Delivery Charges	Actual Cost
Telecom Charges	Actual Cost
Printing and Stationary Charges	Actual Cost
Title, DMV, UCC, Credit Report, skip-trace and other Fees	Actual Cost
All other costs paid to third party providers specific to the Client Portfolio	Actual Cost

Services

Computer Operations
Dedicated, Secure Portfolio
Computer Operations and maintenance required to manage the Portfolio(s)
System administration of Userids for access to the Portfolio(s)
Nightly back ups of portfolio data and back up media off-site

Contract Set Up (Conversions)
Receive portfolio conversion file from Client in mutually agreed upon format
Perform test load of conversion file and perform multiple iterations before moving into production
Image and index contract documents using PFSC DocLocator system

Billing
Invoice customers monthly in the name of Client with remittance directed to Client lockbox account
Submit NACHA-compliant ACH file to Client's bank for auto-debit accounts with remittance directed to Client DDA account

Assess and bill fees, assessments, and late charges in accordance with contract terms.

Payment Posting
Receive remittance information from Client Lockbox or other collection devices
Post payments on same day (or next day) based on remittance info or other payment notifications received by PFSC
Reconcile payments posted on system to Client-reported totals daily

Contract Adjustments
Process contract modifications, reschedules, and extensions in accordance with Client specifications on servicing system.

Customer Service
Maintain customer service hours 7:00 a.m. PST to 5:00 p.m. PST Monday-Friday
Provide toll free customer service number dedicated to Client
Respond to all inquiries regarding billing, fees, and contract terms within 24 hours of inquiry.
Create system notes of borrower/customer inquiries
Provide early termination/pay-off quotes upon request using Client-approved pay-off methodology
Update system records as appropriate

Contract Terminations
Process early termination payments and close account on system.
Invoice and collect on end of term settlement agreements, including past dues, term fees, etc.
Terminate UCC filings, upon Client request

Collections
Mail written collection letters to delinquent accounts at 15 and 30 days if no verbal contact or promise to pay.
Contact customer by phone for all contracts with payments five (5) days past due, and thereafter until resolution reached.
Negotiate payment arrangements.
Send demand letters (up to date demand or accelerated) - as per Client specifications. Additional letter series include NSF and ACH reject letters and broken promise to pay letters
Accept and prompt Payments via Check by Phone and credit card service.
Create system notes to document collection activity.
PFSC will make collections calls from 7:00 a.m. PST to 5:00 p.m. PST, Monday through Friday.
PFSC to provide Client notification of bankrupt accounts and provide notification to Client of recommended repossession, foreclosure and litigation accounts.
Process Proof of Claim for account debtors who file bankruptcy
Coordinate with outside counsel during bankruptcy or litigation process: provide payment histories, collection notes, copies of collection and demand letters, original or contract copies, etc.
Post assessments for third party enforcement charges (legal, skip-tracing, repossession, etc.) to applicable contracts.

Receive, process, and approve third party charges on behalf of Client (Legal, repossessions, lockbox charges, skip-tracing, etc.)

PFSC to provide Client with nationwide asset repossession, asset remarketing,foreclosure and litigation support, upon request.

Collateral Services
Track UCC expiration

File required UCC continuation, upon Client request

Process insurance claims via execution of affidavits and correspondence with investigators and adjustors through claim settlement.

Track insurance with agent and borrower and follow-up, receive and document insurance renewal information

Financial Reporting

Provide Financial Reporting information to Client each month within five (5) business days of month-end (i.e. month-end trial balance, monthly cash receipts journal, month-end delinquency report, maturing contracts report, and monthly participant disbursement report)

Provide Client with internet-based access to daily reports, document images and account inquiry.

Treasury

Prepare outbound ACH file and provide to Client treasury bank to facilitate outbound payments to participants on a monthly basis, based on prior month's cash receipts and remittance instructions provided by Client.